                                                                   Exhibit 10.21


                               SERVICE AGREEMENT

                                    between

                    INVERESK RESEARCH INTERNATIONAL LIMITED

                                      and

                                   W.S. NIMMO

                           [DICKSON MINTO W.S. LOGO]

                               DICKSON MINTO W.S.
                                11 Walker Street
                                   Edinburgh
                                    EH3 7NE

AGREEMENT between

1. INVERESK RESEARCH INTERNATIONAL LIMITED, a Company incorporated in Scotland under the Companies Acts (Registered No. 91725) and having its registered office at Tranent EH33 2NE (hereinafter called "the Company"); and

2. WALTER S. NIMMO of 26 Stafford Street, Edinburgh (hereinafter called the "Executive").

WHEREAS the Executive is a director of and is employed by the Company and it is desired to regulate the terms of the Executive's employment with the Company.

NOW IT IS HEREBY AGREED as follows:-

1.       APPOINTMENT

         The Company agrees to employ the Executive and the Executive agrees to act as Chief Executive of the Company ("the Appointment") and the Executive agrees to serve the Company upon the terms set out in this Agreement.

2.       PERIOD

         The Appointment on the basis set out in this Agreement shall commence on 20th September 1999 and is continuous with the employment of the Executive since 1st November 1988 and shall continue until terminated by either party giving to the other not less than twelve months previous notice in writing to that effect.

3.       DUTIES OF EXECUTIVE

         During the continuance of the Appointment the Executive:

         (a) shall devote the whole of his working time, attention and skill to the duties of his office and shall faithfully, efficiently, competently and diligently perform such appropriate duties and exercise such powers as may from time to time be assigned to or vested in him and shall obey all reasonable and lawful
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                                       2.


                  directions given to him by or under the authority of the Board and use his best endeavours to promote and extend the Company's business and to protect and further the interests and reputation of the Company;

         (b) may be required in pursuance of his duties hereunder to perform services not only for the Company but also for any Group Company for so long as the Company reasonably requires and to accept such offices in any subsidiary company as the Company may from time to time reasonably require and the Executive shall carry out such duties as if they were duties to be performed by him on behalf of the Company and the obligations contained herein shall apply mutatis mutandis as if all references to "the Company" are references to the relevant subsidiary company;

         (c) hereby warrants to the Company that he shall not, as a consequence of carrying out his duties hereunder, or entering into this Agreement or other agreements or arrangements made or to be made between the Company or any Group Company and him commit any breach of any terms express or implied (whether concerning confidentiality, non-competition or otherwise) of any contract with or of any other obligation to any third party binding upon him;

         (d) shall not during the term of this Agreement (except with the prior consent in writing of the Board such consent not to be unreasonably withheld) be directly or indirectly engaged or concerned in the conduct of any other business which is wholly or partly in competition with any business carried on by the Company or any Group Company whether by himself or in partnership with or as agent, employee or representative of any
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                                       3.

                           third party nor shall he be directly or indirectly interested in any such business save through his holding or being interested in investments (quoted or unquoted) not representing more than three percent of the issued securities of any class of any one company;

                  (e) shall at all times keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company or any Group Company and provide such further information, written records and/or explanation as the Board may require;

                  (f) may be required in pursuance of his duties hereunder to travel and stay on a temporary basis outside the United Kingdom (not exceeding 8 weeks in any calendar year unless otherwise agreed), but shall not, without his consent, be required to reside outside the United Kingdom; and

                  (g) shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside the normal hours.

4. SALARY AND BENEFITS

                  During the continuance of the Appointment:-

                  (a) the Company shall pay to the Executive a salary at the rate of ONE HUNDRED AND FOUR THOUSAND FIVE HUNDRED POUNDS (L104,500) per annum or such higher rate as may from time to time be agreed, such salary shall be subject to review on 1st January in each year (such review not to be downward) and shall be inclusive of any other remuneration from the Company or any Group Company including, without prejudice to the above generality, any fees receivable by the Executive as a

                                       4.

                           director of the Company or any Group Company. The said salary (less tax and statutory deductions) shall be payable to the Executive by equal monthly payments in arrears on the last Thursday of each month and shall be deemed to accrue on a daily basis;

                  (b) the Company shall refund to the Executive, subject where appropriate to the production of vouchers, all out-of-pocket or other expenses properly incurred by him in the performance of his duties including (but not limited to) expenses of entertainment, subsistence and travelling and where the Company issues a company sponsored credit or charge card the Executive shall use such card only for those expenses reimbursable in terms of this sub-Clause 4(b), and the Company reserves the right in its absolute discretion to withdraw the use of such card(s) from the Executive at any time without assigning any reason therefor;

                  (c) the Executive shall be entitled without loss of remuneration to 33 working days holiday in each year (in addition to Bank and other public holidays notified from time to time by the Company) to be taken at such time or times as the Company may approve. Neither Saturday nor Sunday shall be regarded as a working day;

                  (d) without prejudice to the Company's rights under Clause 8 below during any period of absence from work due to sickness or accident the Executive shall (after giving the Company when required evidence satisfactory to it of incapacity and continuing incapacity to work) be paid in full for the first twenty-eight weeks of such absence. In each case there shall be deducted from the Executive's remuneration the amount of income benefit

                                       5.

                           which he is entitled to claim in consequence of such sickness or accident under the National Insurance scheme for the time being in force (whether such income benefit is received or not) and/or any scheme for the time being in force of which by virtue of his employment with the Company he is a non-contributory member provided that after the period of twenty-eight weeks the payment of salary shall be at the discretion of the Company;

                  (e)      (i)      Subject to the rules for the time being
                                    applicable, the Executive shall be entitled to continue membership or become a member
                                    (as the case may be), and during the
                                    continuance of the Appointment remain a
                                    member of, the Company's pension scheme, known as the Inveresk Research International
                                    Pension and Life Assurance Plan, or any
                                    other executive, senior or other pension scheme for the time being in force which might be applicable to him, particulars of which are available from the Company
                                    Secretary ("the Scheme");

                           (ii) the Company shall contribute to the Scheme at such rate as required to accrue for the Executive a pension entitlement of not less than 1/30th of final salary for each year of employment with the Company;

                           (iii) the Company shall be entitled at any time to amend or terminate the Scheme referred to in Clause 4(e)(i) or the Executive's membership of it subject to (i) providing him with the benefit of an equivalent pension scheme ("the New Scheme") which shall be no less favourable overall to the Executive and (ii) ensuring that the Executive is in a position, if he so elects, to transfer his accrued benefits in the Scheme

                  6.

                  into the New Scheme, as if such pensionable service had been under the New Scheme;

         (iv) changes in the rules of any pension scheme from time to time in force will be notified in writing to the Executive within one month of such change becoming effective and copies of the rules of any such pension scheme will be made available to him on application to the Company Secretary;

      (f) the Company shall pay the premiums and other cost associated with the provision of permanent health insurance for the Executive at a level which is calculated to provide the Executive with not less than 65% of the annual salary payable to the Executive in terms of sub-Clause 4(a) hereof provided that there shall be deducted from the Executive's remuneration the amount of income benefit which he is entitled to claim in consequence of such sickness or accident under the National Insurance Scheme for the time being in force;

      (g) the Company shall pay the premiums and other costs associated with the provision of private medical insurance for the Executive and his immediate family at a level which is in accordance with Company policy from time to time; and

      (h) the Company shall pay the premiums and other costs associated with the provision of death-in-service insurance for the Executive at a level calculated to provide not less than four times the annual salary payable to the Executive in terms of sub-Clause 4(a) hereof.

                                               7.

5. OTHER BENEFITS

      (a)   Motor Car

            For the purpose of enabling the Executive properly to perform his duties hereunder the Company, at the sole discretion of the Executive, shall either (i) provide him with the use of a motor car for a leasing cost of up to L465 per month excluding Value Added Tax or (ii) provide him with a car allowance of L8,000 per annum (each such sum to be subject to annual review), and in either event with a fuel card in respect of both business and private fuel.

      (b)   Clothing Allowance

            The Company shall provide the Executive with an annual clothing allowance of L205 per annum plus Value Added Tax, such sum to be subject to annual review.

      (c)   Telephone Allowance

            The Company shall provide the Executive with a telephone allowance of L38 per month (inclusive of Value Added Tax), such sum to be subject to annual review.

      (d)   Bonus

            (i) The Executive shall be entitled to a corporate performance bonus ("CPB"). The CPB shall be payable quarterly at a rate of such percentage of the Executive's Salary in terms of Clause 4(a) hereof as may be determined by the Board of the Company; and

            (ii) the Executive shall be entitled to a personal bonus on the terms set out in a letter dated 16th February 1999 from I.P. Sword to the Executive and shall further be entitled to participate in an annual successor arrangement to such personal bonus on terms similar

                                       8.

                  to the terms of the personal bonus to be agreed between the Executive and the Board prior to 31st December in each year; and

            (iii) the Executive shall be entitled to a loyalty bonus on the terms set out in a letter dated 23rd March 1999 from I.P. Sword to the Executive.

6. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

      (a) The Executive shall not directly or indirectly divulge or communicate to any person (other than those within the employment of the Company whose province it is to know the same or with the prior written authority of the Company or as otherwise required by law) nor shall he make use of (otherwise than for the purposes of performing his duties hereunder) any of the trade secrets, designs, techniques, design improvements, know-how, business information, methods, lists or other confidential information of the Company or of any Group Company or of their respective customers which he may (whether heretofore or hereafter) have received or obtained while in the service of the Company or of any Group Company or of any information in respect of which the Company or any Group Company is bound by an obligation of confidentiality to a third party ("Confidential Information"). This restriction shall continue to apply after the termination of the Appointment.

      (b) The Executive shall use his best endeavours to prevent the publication or disclosure of any Confidential Information whether relating to trade dealings, financial affairs or otherwise.

      (c) The restrictions contained in this Clause 6 shall cease to apply to any Confidential Information which may (otherwise than by

                                                  9.

                  reason of the default of the Executive) become available to the public generally.

          (d) The Executive shall not during the continuation of the Appointment make (otherwise than for the benefit of the Company or any Group Company) any notes, memoranda, tape recordings, films, photographs, plans, drawings or any form of record relating to any matter within the scope of the business of the Company or any Group Company or concerning any of the dealings or affairs of the Company or any Group Company ("the Company Records").

7.        INVENTIONS

          In view of the fact that the business of the Company and of the Group Companies consists in part in the development and exploitation of inventions, techniques, designs and methods and that it is the Executive's responsibility to further the interests of the Company and the Group Companies in respect thereof he agrees that each and every discovery, invention, improvement, design and secret process made or discovered by him (whether alone or with any other person or persons) at any time whether before or after the date hereof but after he became an employee of the Company whether capable of being patented or registered or not (and whether or not made or discovered in the course of his employment hereunder) in connection with or in any way affecting or relating to the business of the Company or of any Group Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such Group Company as the Company may nominate for the purpose. If and whenever required so to do (whether during or after the termination of the Appointment) the Executive shall at the expense of

                                       10.



          the Company apply or join in or appoint the Company as his agent with full powers for the purposes of applying for letters patent or other equivalent protection in the United Kingdom or any other part of the world for any such discovery, invention, improvement, design and secret process as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other equivalent protection when obtained and all right, title and interest to and in the same in the Company (or its nominees) absolutely and as sole beneficial owner or in such other person as the Company may require; provided always that nothing herein shall prejudice the rights of the Executive as contained in Sections 40 to 43 of the Patents Act 1977 as amended by the Copyright, Designs and Patents Act 1988.

8.       TERMINATION

          (a) Without in any way limiting any rights of the Company this Agreement shall be subject to termination by the Company by summary notice in writing given at any time if the Executive:-

                  (i) if the Executive shall have committed any serious or material breach (whether by one or several acts or omissions) of his obligations hereunder; or

                  (ii) shall have been guilty of conduct to bring him or the Company or any Group Company into disrepute; or


                  (iii) shall have been found guilty of any criminal offence (other than an offence under the Road Traffic Acts from time to time in force); or

                  (iv)        shall have become of unsound mind or lunatic; or


                  (v) shall have committed any act of bankruptcy or shall have taken advantage of any statute for the time being in force offering relief for insolvent debtors.

                                      11.

          (b) If the Company has any grounds to believe it may have a right to terminate the Appointment of the Executive pursuant to sub-Clause (a) above, it shall be entitled (but without prejudice to its right subsequently to terminate the Appointment on the same or any other ground) to suspend the Executive on full payment of salary and other benefits during the period of any enquiry or investigation into the circumstances giving rise to such belief.


          (c) Without prejudice to the rights of the Executive to remuneration and other benefits hereunder and to the rights of the Company hereunder including, without prejudice to the foregoing generality, sub-Clause 8(b) and Clause 6, the Company shall have the right at any time after either party has given notice to the other of termination of this Agreement in terms of Clause 2 hereof until such termination to require the Executive not to attend at any place of work and to exclude him from any premises of the Company (or any Group Company in relation to which the Executive held a position of responsibility at any time during the twelve months immediately prior to the date on which notice is served pursuant to Clause 2) and the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive and shall have the right to suspend him from the performance of any duties or obligations hereunder (provided that the rights of the Company pursuant to this sub-Clause 8(c) shall not be exercised for a period exceeding twelve months in aggregate) and the Executive shall at the request of the Company resign without claim for compensation from any office of director or otherwise held by him in the Company or in any Group Company.

                                      12.

         (d) Following the service of notice by either party in accordance with Clause 2 the Company may terminate the Appointment forthwith by paying salary and the value of all other contractual benefits in lieu of the required period of notice (but without prejudice to the Company's rights under Clause 10 of this Agreement) and it is expressly agreed and declared that such payment in lieu of notice shall not constitute a repudiation of this Agreement.

         (e) Termination of the Executive's appointment hereunder howsoever and for whatever reason and whether lawfully or otherwise shall be without prejudice to any rights which have accrued to the Company at the time of termination or to the provisions of Clauses 6,9 and 10 which shall remain in full force and effect.

9.       PROVISIONS ON TERMINATION

         (a) On the termination of the Appointment (which term, for the purposes of the Agreement as a whole, shall mean termination of the Appointment irrespective of the cause or manner, including, for the avoidance of doubt, by reason of a repudiatory breach of the Agreement by the Company) or any time thereafter the Executive shall at the request of the Company resign without claim for compensation from any office of director or otherwise held by him in the Company or in any Group Company and transfer without payment to the Company any shares held by the Executive as a nominee on behalf of the Company or any Group Company.

         (b) All property of, or relating to, the Company or any Group Companies as shall have been in the possession of the Executive shall be surrendered by him to someone duly authorised by the

                                      13.

                  Company upon the termination of the Appointment or the suspension of the Appointment in accordance with sub-clause 8(b) or sub-Clause 8(c) or at the request of the Board at any time during the course of his employment hereunder.

10.      NON-COMPETITON.

         10.1 As the Executive, in the course of his employment and directorship, is likely from time to time to obtain knowledge of trade secrets and other confidential information of Group Companies and to have dealings with the customers and suppliers of Group Companies and in order to protect such trade secrets and other confidential information and the goodwill of Group Companies, the Executive undertakes to the Company in the terms of Clause 10.2.

         10.2 The Executive undertakes to the Company that, without prejudice to any other duty implied by law or equity, he will not, for a period of 12 months (the "Restricted Period") after he ceases to be either an employee of, or a consultant to, any Group Company and does not continue in any such capacity (the "Termination Date");

                  10.2.1 be concerned in any business which competes with any business of any Group Company as carried on at the Termination Date (and in which the Executive was actively involved during the 12 months ending on the Termination Date) in any territory in which such business was carried on at such date;

                  10.2.2 directly or indirectly on his own account or on behalf of or in conjunction with any person (except on behalf of a Group Company) canvass or solicit business or custom for goods of a similar type to those being manufactured or dealt in or services similar to those being provided by any Group Company at the Termination Date and with which the Executive was actively involved in the course of his employment during the 12 months

                                      14.

                           ending on the Termination Date from any person who has been at any time during the 12 months ending on the Termination Date a customer or client of any Group Company and with whom the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date;

                  10.2.3 directly or indirectly on his own account or on behalf of or in conjunction with any person induce or attempt to induce any supplier of any Group Company, with whom the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date, to cease to supply, or to restrict or vary the terms of supply to, any Group Company or otherwise interfere with the relationship between such a supplier and any Group Company;

                  10.2.4 directly or indirectly on his own account or on behalf of or in conjunction with any person induce or attempt to induce any employee of any Group Company who is engaged in any business or activity carried on by a Group Company at the Termination Date, and with whom the Executive during the 12 months ending on the Termination Date had material dealings in the course of his employment, to leave the employment of that Group Company (whether or not this would be a breach of contract by the employee); or

                  10.2.5 use or (insofar as he can reasonably do so) allow to be used (except by a Group Company) any trade name used by any Group Company at the Termination Date, or any other name calculated or likely to be confused with such a trade name.

         10.3 The Company and the Executive agree that the foregoing restrictions shall apply even in circumstances where the relevant Executive was

                                       15.


      made redundant or was constructively or unfairly or wrongfully dismissed as determined in accordance with the provisions of Clause 10.4 below provided that in such circumstances the Company shall pay to the Executive each month during the Restricted Period a sum equal to the monthly remuneration to which he was entitled immediately prior to the termination.

10.4 Without prejudice to the Executive's rights to claim constructive and/or wrongful and/or unfair dismissal, for the purposes of determining whether the Executive has been constructively and/or unfairly and/or wrongfully dismissed solely for the purposes of Clause 10.3 of this Agreement the Executive or the Company may request the appointment of an independent solicitor to determine whether the Executive has been constructively and/or unfairly and/or wrongfully dismissed. Such appointment shall be made by the Executive and the Company either jointly or, in default of an agreement within seven days of one party notifying the other of its wish to appoint an independent solicitor, by the President for the time being of the Law Society of England and Wales on the application of either party. The certification prepared by such independent solicitor shall be final and binding on the Executive and the Company for the purposes of this Clause 10. Such independent solicitor shall act as an expert and not as an arbiter. The Company shall pay the charges of any independent solicitor appointed in accordance with this Clause 10.4 unless the independent solicitor determines that the Executive was not constructively, unfairly or wrongfully dismissed in which case the costs shall be borne by the Executive.

10.5 The restrictions set out in Clause 10.2 above shall apply to any action taken by the Executive whether as agent, representative, principal,

                                       16.

      employee or consultant or as a director of any company and/or by any company controlled by him.

10.6  The Executive acknowledges and agrees that each of paragraphs 10.2.1 to
      10.2.5 of this Clause 10 constitutes an entirely separate and independent restriction on him and that the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and the Group Companies.

10.7 While the restrictions aforesaid are considered by both parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company and the Group Companies but would be valid if part of the wording thereof were deleted the said restrictions shall apply with such deletion as may be necessary to make them valid and effective.

10.8 In the event that the Executive is suspended under Clause 8(d) from the performance of his duties, for the purposes of this Clause 10 the "Termination Date" shall be the date on which the Executive is first so suspended.

11.   AUTHORITY OF THE COMPANY

      The Executive hereby irrevocably appoints the Company to be his authorised attorney to do all such things and to execute all such documents in his name and on his behalf as may be necessary to secure that the full benefit and advantage of the rights arising under Clause 7 and sub-clauses 9(a) and (b) hereof are obtained by the Company (or where appropriate its nominee) and a letter signed by any Director or

                                       17.

      Secretary of the Company certifying that anything or any document has been done or executed within the authority hereby conferred shall be conclusive evidence of the same.

12.   DEFINITIONS

      In this Agreement words and phrases defined in Section 736 of the Companies Act 1985 (as amended) shall bear the same meaning and the expression "Board" means the directors of the Company present at a meeting of the directors or of a committee of the directors duly convened and held, the expression "Parent" means Inveresk Research Group Limited a company incorporated in Scotland with registered number 198026 and the expression "Group Companies" means the Parent and its subsidiary companies from time to time and Group Company means any one of them.

13.   NOTICES

      Notices may be given by either party by first class prepaid recorded delivery letter or by facsimile transmission addressed to the other, or by delivery at (in the case of a notice to the Company) its registered office for the time being and (in the case of a notice to the Executive) his last known address and in the case of a letter shall be deemed to have been given 48 hours after posting and in the case of facsimile transmission or delivery shall be deemed to have been given at 9.00 a.m. on the business day following transmission or delivery as the case may be.

14.   EMPLOYMENT RIGHTS ACT

      The information contained herein and in the Schedule hereto constitutes a written statement of the terms of the Executive's employment in compliance with the provisions of the Employment Rights Act 1996.

                                      18.


15.      SURVIVAL OF AGREEMENTS

         The expiration or determination of this Agreement howsoever arising (including, for the avoidance of doubt, by reason of a repudiatory breach by the Company) shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

16.      ENTIRE AGREEMENT

         This Agreement is in substitution for all previous contracts of service between the Company or any Group Company and the Executive which shall be deemed to have been terminated be mutual consent as from the date on which this Agreement is deemed to have commenced. The Executive acknowledges that he has no claim against the Company or any Group Company (or against any of their respective assets) arising under or out of any such contract or arrangement other than for accrued salary and bonus entitlements. The Executive and the Company each acknowledge that this Agreement constitutes the whole and only agreement between the parties in relation to the employment of the Executive with the Company and in entering into this Agreement neither party is relying on any undertaking, representation, warranty, promise or other assurance of any other person made on or prior to the date of this Agreement which is not set out herein.

17.      NON-WAIVER

         No failure of the Company to exercise, nor any delay in exercising, any right hereunder shall operate as a waiver of that or any other right or remedy of the Company, nor shall any partial exercise preclude any further or other exercise.

                                      19.


18.      PROPER LAW

         This Agreement shall be governed by and construed in accordance with the Law of Scotland.

IN WITNESS WHEREOF these presents consisting of this and the eighteen preceding pages and the Schedule hereto are executed as follows:-


SIGNED on behalf of INVERESK                    /s/ Ian P. Sword
RESEARCH INTERNATIONAL                          -----------------------------
LIMITED by I. Sword                             Director
and S. Leslie, both directors
at Edinburgh on the 20th                        /s/ Stewart Leslie
day of September Nineteen                       -----------------------------
hundred and Ninety Nine.                        Director


SIGNED by the said WALTER S. NIMMO
at Edinburgh on the 20th                        /s/ Walter S. Nimmo
day of September Nineteen                       -----------------------------
hundred and Ninety Nine before                  W.S. Nimmo
this witness:-


/s/ Ewan C. Gilchrist
-------------------------
Ewan C. Gilchrist        Full Name
-------------------------
11 Walker St.            Address
-------------------------
Edinburgh
-------------------------
Solicitor
-------------------------
Occupation

                                      20.


                                  THE SCHEDULE
                           EMPLOYMENT RIGHTS ACT 1996

THE EMPLOYER            Inveresk Research International Limited

THE EMPLOYER/           Walter S. Nimmo
EXECUTIVE

APPOINTMENT             Chief Executive

PERIOD OF               From 1st November 1988 and ending on 12 months notice
APPOINTMENT             from either party. Previous employment with any Group
                        Company does count as part of continuous employment for statutory purposes.

SALARY L104,500 per annum subject to agreement and review on 1st January in each year and payable monthly in arrear on the last Thursday of each calendar month.

HOURS OF WORK           The normal hours of work are currently from 9:00 a.m. to
                        5:00 p.m. (Monday to Friday) inclusive of 45 minutes for lunch daily. The Executive is expected to work reasonable overtime when necessary for the performance of his/her duties without additional remuneration.

HOLIDAYS 33 working days in any calendar year and such Bank or public holidays as the Company may approve.

PENSION There is a contracting-out certificate in relation to the employment.

REDRESS OF              The grievance procedure currently in force and any
GRIEVANCE &             disciplinary rules applicable to the Executive will be
DISCIPLINARY            set out from time to time in notices displayed at
PROCEDURE               his/her place of work or will otherwise be obtainable
                        from the Company.



/s/ Ian P. Sword                                   /s/ W.S. Nimmo
-----------------------------                      -----------------------------
Dir                                                WSN


/s/ Stewart Leslie
-----------------------------

Dir